Exhibit 23.2

Joe R. Lane (1858-1931)		Samuel J. Skorepa*
Charles M. Waterman (1847-1924)		Kurt P. Spurgeon*
C. Dana Waterman III		Joshua J. McIntyre*
Terry M. Giebelstein*		Brett R. Marshall*
Curtis E. Beason	220 North Main Street, Suite 600	Kyle R. Day*
Robert V. P. Waterman, Jr.*	Davenport, Iowa 52801-1987	Andrea D. Mason*
R. Scott Van Vooren*	Telephone (563) 324-3246	Timothy B. Gulbranson*
Richard A. Davidson*	Fax (563) 324-1616	Trista M. Beise
Michael P. Byrne*
Edmund H. Carroll*		Registered Patent Attorney
Theodore F. Olt III*		April A. Price*
Jeffrey B. Lang*
Judith L. Herrmann*	Writer’s Direct Dial: (563) 333-6630	Of Counsel
Robert B. McMonagle*	E-Mail Address: bmarshall@l-wlaw.com	Robert A. Van Vooren*
Christopher J. Curran*	www.L-WLaw.com	Thomas N. Kamp
Joseph C. Judge*		William C. Davidson
Jason J. O’Rourke*	July 27, 2016	Charles E. Miller*
Troy A. Howell*		James A. Mezvinsky
Diane M. Reinsch*		David A. Dettmann*
Catherine E. E. Hult*		Michael L. Noyes
Mikkie R. Schiltz*		Jeffrey W. Paul
Diane E. Puthoff*		*Also Admitted in Illinois
Wendy S. Meyer*
Ian J. Russell*		Illinois Office
Benjamin J. Patterson*		3551 7th Street, Suite 110
Douglas R. Lindstrom, Jr.*		Moline, IL 61265
Abbey C. Furlong*

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of July 27, 2016, addressed to John Deere Capital Corporation; John Deere Receivables, Inc.; Wells Fargo Delaware Trust Company, N.A.; U.S. National Bank Association; RBC Capital Markets, LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; HSBC Securities (USA) Inc.; and MUFG Securities Americas Inc.; for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2016-B, dated as of July 27, 2016.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP